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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2007, in the Registration Statement (Form F-1) and related Prospectus of Eurand N.V. for the registration of 7,000,000 of its ordinary shares.

Amsterdam, Netherlands
April 27, 2007

/s/ Ernst & Young
Ernst & Young Accountants

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Consent of Independent Registered Public Accounting Firm